SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

The Banker’s Store, Inc.
(Name of Registrant as Specified in Its Charter)

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☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

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(set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Banker’s Store, Inc.
1535 Memphis Junction Road
Bowling Green, Kentucky 42101
(270) 781-8453

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished by the Board of Directors of The Banker’s Store, Inc., a New York corporation (the “Company,” “us,” “we,” and “our”), to holders of record of our common stock, $0.01 par value per share (“Common Stock”), as of the close of business on February 9, 2009 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The purpose of this Information Statement is to inform our stockholders of an action that was taken by the written consent of the holders of a majority of our outstanding voting stock, dated as of January 15, 2009.  This Information Statement shall be considered the notice required under Section 615(c) of the New York Business Corporation Law.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the action taken by our majority stockholders will not be effective until at least 20 days after the initial mailing of this Information Statement.

The action taken by our majority stockholders, which will not be effective until at least 20 days after the initial mailing of this Information Statement, was to remove Steven K. Wilson, Allison Belcher, and Joan Jolitz from their positions as members of our Board of Directors.

No action is required by you.  We are not seeking written consent from any other stockholders, and our other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. We anticipate that this Information Statement will be mailed on or about March __, 2009 to all stockholders of record of our Common Stock as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dated: March __, 2009	By Order of the Board of Directors,

/s/ Cynthia Hayden
Cynthia Hayden
President

Important Notice Regarding the Availability of Information Statement Materials Relating  to a Written Consent of the Majority Stockholders of the Company.

The Information Statement is available at: www.bankersstore.com

On January 15, 2009, the holders of a majority of our outstanding voting stock authorized, by written consent, the removal of Steven K. Wilson, Allison Belcher, and Joan Jolitz from their positions as members of our Board of Directors.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the action authorized by our majority stockholders will not be effective until at least 20 days after the initial mailing of the Information Statement.  Accordingly, following the expiration of such 20-day period, the removal of Steven K. Wilson, Allison Belcher, and Joan Jolitz from their positions as members of our Board of Directors will be effective.

We are not asking you for a proxy and you are requested not to send us a proxy.

The Banker’s Store, Inc.
1535 Memphis Junction Road
Bowling Green, Kentucky 42101
(270) 781-8453

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED
IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

We are sending this Information Statement to you, our stockholders of record as of the close of business on March 2, 2009 (the Record Date), to notify you of the action taken by the holders of 13,346,810 shares of our Common Stock or 84.7% of our outstanding voting stock as of the Record Date (the “Majority Stockholders”) by written consent, dated January 15, 2009 (the “Written Consent”), in lieu of a special meeting of the stockholders, in accordance with the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, as amended.  The action taken was the removal of Steven K. Wilson, Allison Belcher, and Joan Jolitz from their positions as members of our Board of Directors (the “Removal”).  The Removal will be effective not less than 20 calendar days after the initial mailing of this Information Statement.  A copy of the Written Consent is attached to this Information Statement as Appendix A.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

We anticipate that this Information Statement will be mailed on or about March __, 2009 to all stockholders of record of our Common Stock as of the Record Date.

Only one Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive separate copies of information or proxy statements, annual reports, or notices of internet availability, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the President at our executive offices at 1535 Memphis Junction Rd., Bowling Green, KY 42101 or by calling the President at 270-781-8453.

REMOVAL OF DIRECTORS

Removal of Directors

On January 15, 2009, the Majority Stockholders, Paul Clark and Roberta Clark, executed a Written Consent providing for the removal of Steven K. Wilson, Joan Jolitz, and Allison Belcher (the “Removed Directors”) from our Board of Directors.   The Written Consent states that the Majority Stockholders have resolved to remove the Removed Directors from the Board because the Majority Stockholders believe it is necessary to do so to prevent the Removed Directors, who comprise a majority of the Board, from causing our company to complete a transaction involving the acquisition of Chesscom Consultants, Inc. (“Chesscom”).

On June 11, 2008, our company entered into an Acquisition Agreement and Plan of Merger with Chesscom that contemplated the merger of Chesscom with and into our company in exchange for 12 million shares of our Common Stock (the “Chesscom Agreement”).  Joan Jolitz is the sole stockholder of Chesscom, and Allison Belcher is the stepdaughter of Ms. Jolitz.  According to the Written Consent, following the execution of the Chesscom Agreement, the Majority Stockholders examined the documentation, facts, and circumstances relating to the proposed Chesscom transaction and communicated a variety of concerns and potential problems regarding the transaction to our Board of Directors.  Thereafter, according to the Written Consent, neither the Removed Directors nor their counsel responded directly to the Majority Stockholders regarding these concerns, and the Removed Directors became adversarial and attempted to force our company to complete the Chesscom transaction.  The Written Consent states that the Majority Stockholders believe that the removal of the Removed Directors is necessary to prevent the completion of the Chesscom transaction and that the removal is therefore advisable and in the best interest of our company’s stockholders.

Interest of Certain Persons in or Opposition to Removal of Directors

With the exception of Steven K. Wilson, Joan Jolitz, and Allison Belcher (whose interests are described in this Information Statement), none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.           any person who has been a director or officer of our company at any time since the beginning of the last fiscal year;

2.           any nominee for election as a director of our company; and

3.           any associate of any of the foregoing persons.

Vote Required for Removal of Directors

Pursuant to our Bylaws, as amended, and the New York Business Corporation Law, directors may be removed from our Board of Directors for cause by a vote of the holders of a majority of the shares of our Common Stock entitled to vote on such removal.  In addition, our Bylaws, as amended, and the New York Business Corporation Law permit such corporate action to be taken without a meeting if a consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.    Accordingly, the removal of one or more directors from our Board of Directors may be effected by a written consent executed by stockholders representing at least a majority of our outstanding Common Stock entitled to vote on the removal.  Since the Majority Stockholders signing the Written Consent represent approximately 84.7% of our outstanding Common Stock on the Record Date, the Written Consent is sufficient to remove Steven K. Wilson, Joan Jolitz, and Allison Belcher from our Board of Directors and no further vote, approval or consent of our stockholders is required to approve or authorize this action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Our Board of Directors has fixed the close of business on March 2, 2009 as the Record Date for determining which stockholders are entitled to receive this Information Statement.  As of the Record Date, there were 15,754,781 shares of our Common Stock issued and outstanding.

Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the Removal by written consent and have sufficient voting power to approve such Removal through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Consenting Stockholders

The following holders of 13,346,810 shares of our Common Stock, constituting 84.7% of our outstanding Common Stock on the Record Date, have consented to the Removal:

Consenting Stockholder	Number of Shares	% of total
Paul D. Clark	7,022,155	44.6%
Roberta W. Clark	6,324,655	40.1%

TOTAL	13,346,810	84.7%

We anticipate that this Information Statement will be mailed on or about March __, 2009, to all stockholders of record as of the Record Date and that the Removal will become effective on or about March ___, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of The Banker’s Store, Inc., 1535 Memphis Junction Rd., Bowling Green, KY 42101.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership (1)	Percent of Class

Common Stock	Paul D. Clark	Shareholder	7,022,155	44.6%
Common Stock	Roberta W. Clark	Shareholder	6,324,655	40.1%
Common Stock	Cynthia A. Hayden	President	329,570	.02%
Common Stock	All Beneficial Owners listed above		13,676,380	84.72%

1Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Cynthia Hayden at The Banker’s Store, Inc. at 1533 Memphis Junction Rd., Bowling Green, KY 42101.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge on the SEC’s public website at http://www.sec.gov.

March __, 2009	By Order of the Board of Directors

/s/ Cynthia A. Hayden
Cynthia A. Hayden
President

APPENDIX A

WRITTEN CONSENT ACTION OF

THE MAJORITY OF THE SHAREHOLDERS

OF

THE BANKER’S STORE, INC.

The undersigned, constituting a majority of the shareholders of THE BANKER’S STORE, INC., a New York corporation (the “Company”), hereby approve and adopt the following resolutions in accordance with Article II, Section 9 of the Bylaws of the Company and Section 615 of the New York Business Corporation Law, which shall have the same force and effect as adopted at a duly noticed and validly held special meeting of the shareholders:

WHEREAS, on June 11, 2008, the Company entered into an Acquisition Agreement and Plan of Merger (the “Chesscom Agreement”) with Chesscom Consultants, Inc. (“Chesscom”).

WHEREAS, the Chesscom Agreement contemplates the merger of Chesscom with and into the Company in exchange for 12 million shares of Company common stock (the “Chesscom Transaction”).

WHEREAS, Joan Jolitz, an “outside director” of the Company, is the sole shareholder of Chesscom, and Allison Belcher, another “outside director” of the Company, is the step-daughter of Joan Jolitz.  The third “outside director” of the Company is Steven K. Wilson (collectively with Joan Jolitz and Allison Belcher, the “Outside Directors”).

WHEREAS, following the execution of the Chesscom Agreement, the undersigned stockholders of the Company have, through their legal counsel, examined the documentation, facts, and circumstances relating to the Chesscom Transaction, and as a result of such examination, the undersigned have communicated the following concerns, among others, to the Company’s Board of Directors: (i) the transaction appears to be structured and documented in a sloppy and ill-advised fashion, (ii) the Chesscom Agreement does not contain even the minimum amount of standard representations and warranties regarding Chesscom, its business, and assets that would normally be included in an agreement of this type in order to protect the Company, (iii) there appeared to be inadequate due diligence regarding Chesscom and its assets, as the only assets of Chesscom were notes receivable from an insolvent Company, and the notes receivable appeared to have a value substantially lower than the value represented by Joan Jolitz and her affiliated parties, (iv) the available financial statements of Chesscom appear to be inadequate and raise numerous questions, (v) shares of Company common stock were prematurely issued in connection with  the transaction even though the transaction never closed and the conditions precedent for the closing of the transaction were never satisfied, (vi) the prematurely issued shares did not bear a restrictive legend even though they are “restricted” within the meaning of the federal securities laws, and (vii) the prematurely issued shares were issued to third parties other than to Joan Jolitz, the sole shareholder of Chesscom to whom the shares should have been issued, without adequate documentation or written explanation regarding why the shares were issued to non-owners of Chesscom.

WHEREAS, the Outside Directors and Company counsel for the Chesscom Transaction have never responded directly to the undersigned shareholders (or their counsel) regarding any of the foregoing concerns, and instead, the Outside Directors have attempted to cause the Company to complete the Chesscom Transaction and have reacted to these concerns in an adversarial and contentious manner.

WHEREAS, the undersigned shareholders believe that it would be very harmful to the Company and its shareholders if the Chesscom Transaction were completed, and the undersigned shareholders believe that, absent removal of the Outside Directors, the Outside Directors will attempt to force the Company to complete the Chesscom Transaction.

WHEREAS, the bylaws of the Company and the New York Business Corporation Law permit the shareholders of the Company to remove directors with or without cause.

WHEREAS, in view of the foregoing circumstances, the undersigned shareholders believe that it is advisable and in the best interest of the Company and its shareholders to remove the Outside Directors as directors of the Company as soon as possible.

NOW, THEREFORE, BE IT RESOLVED, that Allison Belcher, Joan Jolitz, and Steven K. Wilson shall be removed as members of the Board of Directors of the Company, with such removal to be effective upon the earliest possible date as shall be permitted under the rules and regulations of the SEC.

FURTHER RESOLVED, that the Company is hereby directed to take such actions as may be necessary to effectuate the foregoing removal as soon as possible including the filing and mailing of any required Schedule 14C Information Statement.

FURTHER RESOLVED, that the remaining members of the Board of Directors of the Company shall constitute the full board of the Company until the next annual meeting of the shareholders and until their successors are duly elected and qualified.

FURTHER RESOLVED, that this Written Action may be executed in any number of counterparts and by facsimile signature or otherwise, each of which shall be an original but all of which together shall constitute one and the same instrument.

DATED the 15th day of January, 2009

[Consenting Stockholder Signature Page]

By:	/s/ Paul D. Clark
Paul D. Clark

No. Shares beneficially held: 7,022,155

By:	/s/ Roberta W. Clark
Roberta W. Clark

No. Shares beneficially held: 6,324,655